Exhibit 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PARTICIPATION
IN UPCOMING INVESTOR CONFERENCES

DENVER, June 4, 2010 – SM Energy Company (NYSE: SM) today announces that the Company will be participating in the following investor events:

•	June 8, 2010 – RBC Capital Markets’ Global Energy and Power Conference

•	June 15, 2010 at 10:45 AM Eastern Time – Macquarie Capital USA Small- & Mid-Cap Conference 2010. SM Energy’s presentation at this event will be webcast and will be available on the Company’s website.

•	June 28 & 29, 2010 – Jefferies & Company Annual Boston Energy Day

Presentations for each of these events will be available on the Company’s website at sm-energy.com.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas and crude oil. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at sm-energy.com.